Exhibit 10.5
As of December 12, 2016
Robert Bakish
90 Hemlock Hill Road
New Canaan, Connecticut 06840
Dear Mr. Bakish:
Reference is made to that certain employment agreement between you and Viacom Inc. (the “Company”) dated as of December 12, 2016 (your “Employment Agreement”). All defined terms used without being defined herein shall have the meanings provided in your Employment Agreement.
This letter is to confirm our understanding, notwithstanding any provision in your Employment Agreement, that your actual 2017 STIP Bonus will be reduced by Two Hundred Fifty Thousand Dollars ($250,000) to reimburse the Company for the overpayment of salary under your prior employment agreement.
This letter is also to confirm our understanding, notwithstanding any provision in your Employment Agreement, that Three Million Two Hundred Fifty Thousand Dollars ($3,250,000) of your 2017 LTMIP award was already granted to you comprised 40% stock options and 60% restricted share units on November 10, 2016, prior to the effective date of your Employment Agreement. The remainder of your 2017 LTMIP award, Six Million Seven Hundred Fifty Thousand Dollars ($6,750,000) will be granted within ten calendar days following full execution of your Employment Agreement and this side letter agreement, comprised 50% stock options and 50% Performance Share Units (“PSUs”).
This letter is also to confirm our understanding, notwithstanding any provision in your Employment Agreement, that the Company shall promptly, upon submission of an appropriately detailed invoice, pay your legal fees incurred in connection with negotiating your Employment Agreement and any document or other agreement related to your employment which is entered into in connection with the negotiation of your Employment Agreement; provided, however, that such payment shall not exceed Seventy Thousand Dollars ($70,000).

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Robert Bakish
As of December 12, 2016

Please confirm your understanding of the Agreement by signing and returning the two (2) copies of this Agreement. This document shall constitute a binding agreement between us only after it also has been executed by the Company and a fully executed copy has been returned to you.

Very truly yours,
VIACOM INC.
		By:	/s/ Scott Mills
Scott Mills Executive Vice President, Chief Administrative Officer,

ACCEPTED AND AGREED:

/s/ Robert Bakish
Robert Bakish

Dated:	1/6/17